Exhibit 10.6

FIRST AMENDMENT TO THE AMENDED AND RESTATED

DEFERRED COMPENSATION PLAN FOR CLOUD PEAK ENERGY RESOURCES LLC

WHEREAS, Cloud Peak Energy Resources LLC (the “Company”), a Delaware limited liability company, adopted the Deferred Compensation Plan For Cloud Peak Energy Resources LLC (the “Plan”) and subsequently amended and restated the Plan effective April 1, 2016; and

WHEREAS, the Company has the ability to amend the Plan pursuant to Section 8.1 of the Plan; and

WHEREAS, the Company desires to amend the Plan to ensure compliance with final regulations that revise the claims procedures regulations under the Employee Retirement Income Security Act of 1974 for employee benefit plans that provide a benefit upon a disability for claims on or after April 2, 2018.

NOW, THEREFORE, the Company hereby amends the Plan in the following respects, effective as April 2, 2018:

1.                                      Section 7.2 of the Plan is amended and restated to read as follows:

7.2                               Claims Procedure. If any person believes he is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Committee. If any such claim is wholly or partially denied, the Committee will notify such person of its decision in writing. Such notification will be given within 90 days (45 days in the case of a claim regarding Disability) after the claim is received by the Committee. The Committee may extend the period for providing the notification by 90 days (30 days in the case of a claim regarding Disability) if special circumstances require an extension of time for processing the claim and if written notice of such extension and circumstance is given to such person within the initial 90 day period (45 day period in the case of a claim regarding Disability). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.  Such notification will contain:

(i)                                     specific reasons for the denial,

(ii)                                  specific reference to pertinent Plan provisions,

(iii)                               a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and

(iv)                              a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the person’s right to bring a civil action following an adverse decision on review.

In addition, for a claim regarding Disability, such notification will be provided in a culturally and linguistically appropriate manner and will contain:

(v)                                 a discussion of the decision, including an explanation of the basis for disagreeing with or not following:

(a)                                 the views provided by the claimant’s health care or vocation professionals who treated and evaluated the claimant;

(b)                                 the views of medical or vocational experts whose advice was obtained by the Plan, regardless of whether the advice was relied upon in making the benefit determination; and

(c)                                  any disability determination made by the Social Security Administration,

(vi)          if the adverse benefit determination is based on medical necessity, experimental treatment, or similar exclusion or limit, either an explanation of the scientific or clinical judgement for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that explanation will be provided free of charge upon request,

(vii)                           the specific internal rules, guidelines, protocols, standards or other similar criteria (a “Guideline”) that were relied upon in making the adverse determination or a statement that such Guideline does not exist, and

(viii)                        a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits.

2.                                      Section 7.3 of the Plan is amended and restated to read as follows:

7.3                               Review Procedure.  Within 60 days (180 days in the case of a claim regarding Disability) after the date on which a person receives a written notification of denial of claim (or, if written notification is not provided, within 60 days (180 days in the case of a claim regarding Disability) of the date denial is considered to have occurred), such person (or his duly authorized representative) may (i) file a written request with the Committee for a review of his denied claim and of pertinent documents and (ii) submit written issues and comments to the Committee. The decision on review will be made within 60 days (45 days in the case of a claim regarding Disability). The Committee may extend the period for making the decision on review by 60 days (45 days in the case of a claim regarding Disability) if special circumstances require an extension of time for processing the request such as an election by the Committee to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period (45 days in the case of a claim regarding Disability). If the decision on review is not made within such period, the claim will be considered denied.  In the case of a claim regarding Disability, before a final adverse benefit determination is made, the Committee will provide the claimant, free of charge, with any new or additional evidence or rationale considered, relied upon, or generated by the Plan in connection with the claim as soon as possible and sufficiently in advance of the final notice to give the claimant a reasonable opportunity to respond prior to that date.

The Committee will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The notification will explain that the person is entitled to receive, upon request and free of charge, reasonable access to and copies of all pertinent documents and has the right to bring a civil action following an adverse decision on review.  In addition, for a claim regarding Disability, the notification will be provided in a culturally and linguistically appropriate manner and will contain:

(i)                                     a discussion of the decision, including an explanation of the basis for disagreeing with or not following the views provided by the claimant’s health care or vocation professionals that treated and evaluated the claimant; the views of medical or vocational experts whose advise was obtained by the Plan, regardless of whether the advice was relied upon in making the benefit determination; and any disability determination made by the Social Security Administration,

(ii)                                  if the adverse benefit determination is based on medical necessity, experimental treatment, or similar exclusion or limit, either an explanation of the scientific or clinical judgement for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that explanation will be provided free of charge upon request,

(iii)                               any Guideline that was relied upon in making the adverse determination or a statement that such Guideline does not exist, and

(iv)                              a summary of the Plan’s review procedures and time limits applicable to such procedures, including a statement of your right to bring a civil action under ERISA section 502(a) following an adverse determination on review, any applicable contractual limitations period that applies to your right to bring such an action and the calendar date on which the contractual limitations period expires for your claim.

3.                                      All other terms of the Plan remain unchanged.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed effective as April 2, 2018.

CLOUD PEAK ENERGY RESOURCES LLC

/s/ Amy Clemetson

Amy Clemetson, SVP — Human Resources